UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2015

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2015, Capella Health Holdings, LLC (“Holdings”), a subsidiary of MPT Operating Partnership, L.P. (the “Operating Partnership”), the operating partnership of Medical Properties Trust, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Holdings will acquire all of the outstanding interests in Capella Holdings, Inc. (“Capella”). Capella, which is privately held by affiliates of GTCR, a private equity firm, is the sole stockholder and parent company of Capella Healthcare, Inc., an owner and operator of for-profit acute care hospitals in the Unites States.

The Merger Agreement was entered into by and among, Holdings, Capella Holdings Acquisition Sub, Inc., a transitory merger subsidiary of Holdings, Capella and GTCR Fund VIII, L.P. (solely in its capacity as representative of the stockholders and optionholders of Capella) and provides that at closing, Capella will merge with Capella Holdings Acquisition Sub, Inc., with Capella surviving the merger as a wholly-owned subsidiary of Holdings. Holders of Capella common stock will receive aggregate cash merger consideration of approximately $900 million, subject to certain adjustments for Capella’s cash, indebtedness, transaction expenses, working capital and other adjustment items at closing, plus the aggregate exercise price of all outstanding options, minus certain escrow and holdback amounts relating to post-closing purchase price adjustments and the costs, fees and expenses of GTCR Fund VIII, L.P.

The Merger Agreement provides that certain holders of Capella common stock may, in lieu of having their shares converted into the right to receive the cash merger consideration, contribute all or a portion of their shares to Holdings or its designee in exchange for equity interests in a management company that will provide management services to Capella’s hospitals, in each case, subject to the negotiation, execution and delivery of contribution, equity exchange and other similar agreements among such holders, the management company and Holdings and subject to the negotiation, execution and delivery of management agreements among affiliates of Holdings, the management company and certain of the Capella’s subsidiaries; provided, however, that neither the contribution of such shares nor the negotiation, execution and delivery of such agreements is a condition to the consummation of the merger.

In addition to providing for the repayment of all other indebtedness of Capella and its subsidiaries upon consummation of the merger, the Merger Agreement provides that, subject to the consummation of the merger, Holdings will repay, or cause to be repaid, on behalf of Holdings and its subsidiaries, the outstanding 9 1/4% senior notes due 2017 issued by Capella Healthcare, Inc. pursuant to the Indenture, dated as of June 28, 2010, by and among Capella Healthcare, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee. The redemption of the notes may occur after the effective time of the merger in accordance with a valid redemption notice delivered prior to or substantially concurrently with the effective time of the merger.

Closing of the merger, which the parties expect will occur in 2015, is subject to the satisfaction or waiver of customary conditions to closing, including, among others, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement contains certain termination rights, including the right of either Holdings or Capella to terminate the Merger Agreement if the merger has not been consummated on or before November 30, 2015.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included with this Form 8-K pursuant to applicable rules and regulations of the Securities and Exchange Commission in order to provide investors and shareholders with information regarding their terms. However, they are not intended to provide any other factual information about Capella, the Company, the Operating Partnership, the sellers under the Merger Agreement, their respective subsidiaries and affiliates, or another party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement, and, as such, are intended solely for the benefit of the parties to the Merger Agreements. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about Capella, the Company, the Operating Partnership, the sellers under the Merger Agreement, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or shareholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s or the Operating Partnership’s public disclosures.

As a result of the foregoing, investors and shareholders are strongly encouraged not to rely on the representations, warranties and covenants contained in the Merger Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of Capella, the Company, the Operating Partnership or any other party. Investors and shareholders are likewise cautioned that they are not third-party beneficiaries under the Merger Agreement and do not have any direct rights or remedies pursuant to the Merger Agreement.

Item 7.01. Regulation FD Disclosure.

On July 27, 2015, the Company issued a press release announcing the Merger Agreement and related transactions, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The Company has also prepared an investor presentation relating to the Merger Agreement and related transactions, a copy of which is available under the “Investor Relations” tab of the Company’s website at www.medicalpropertiestrust.com.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 7.01, including referenced materials posted to the Company’s website, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 21, 2015, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., Capella Health Holdings, LLC and Capella Holdings Acquisition Sub, Inc.*

99.1	Press Release dated July 27, 2015

* Schedules have been omitted from this Exhibit pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: July 27, 2015

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: July 27, 2015